As filed with the Securities and Exchange Commission on February 1, 2021
Registration No. 333 -
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LendingClub Corporation
(Exact name of Registrant as specified in its charter)

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
LendingClub Corporation
595 Market St., Suite 200
San Francisco, CA 94105
(415) 632-5600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Scott Sanborn, Chief Executive Officer
LendingClub Corporation
595 Market St., Suite 200
San Francisco, CA 94105
(415) 632-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon Pace, Chief Administrative Officer LendingClub Corporation 595 Market St., Suite 200 San Francisco, CA 94105 (415) 632-5600	Brandon C. Parris, Esq. Scott Lesmes, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 (415) 268-7500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Secondary Offering:
Common Stock, par value $0.01 per share	3,761,114	$11.19	$42,086,865.66	$4,592
(1)    Represents the shares of common stock, par value $0.01 per share (“common stock”), of LendingClub Corporation (the “Company” or the “Registrant”) issued to stockholders of Class A voting common stock and Class B non-voting common stock of Radius Bancorp, Inc. (“Radius”) in connection with the Merger (as defined herein). Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any stock dividend, stock split, distribution, combination or similar transaction.
(2)    Pursuant to Rule 457(c) of the Securities Act, the price shown is the average of the high and low prices of the Registrant’s common stock on January 27, 2021, as reported on the New York Stock Exchange.

PROSPECTUS
3,761,114 shares of common stock
This prospectus relates solely to the offer and resale of up to an aggregate of 3,761,114 shares of common stock, par value $0.01 per share (“common stock”), of LendingClub Corporation (the “Company” or the “Registrant”), that may be offered and sold from time to time by holders of Class A voting common stock and Class B non-voting common stock of Radius Bancorp, Inc. (“Radius”), the “selling stockholders” identified in this prospectus. The selling stockholders acquired the shares of common stock from the Company pursuant to a Plan of Merger (the “Merger Agreement”) dated as of February 18, 2020, by and among LendingClub, Radius, a privately-owned savings and loan holding company and a Delaware corporation, and SC Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of LendingClub (“Merger Sub”), in connection with our acquisition of Radius. On February 1, 2021, the transactions contemplated by the Merger Agreement (the “Merger”) closed and, pursuant to the Merger Agreement, holders of Radius voting common stock and non-voting common stock received in the aggregate 3,761,114 shares of our common stock and cash consideration of approximately $140,256,156.
We are registering the offer and resale of 3,761,114 shares of common stock hereunder pursuant to the Merger Agreement. We have agreed to bear all of the expenses incurred in connection with the registration of these shares of common stock. The selling stockholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of these shares of common stock.
Pursuant to this prospectus and any respective prospectus supplement, the selling stockholders may offer shares of our common stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents they select or through underwriters and dealers they select. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
This prospectus generally describes the Company and the common stock that the selling stockholders may offer for sale. We will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may include additional risk factors or other special considerations applicable to our common stock being offered and may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Available Information” and the “Incorporation of Certain Documents by Reference” sections of this prospectus for information about us and our financial statements.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LC.” On January 29, 2021, the closing price of our common stock on the NYSE was $10.85 per share.
Our principal executive offices are located at 595 Market Street, Suite 200, San Francisco, CA 94105, and our telephone number at that address is (415) 632-5600.

Investing in our common stock involves risk. Please carefully read the information under “Risk Factors” beginning on page 6 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 1, 2021

We and the selling stockholders have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

PART I
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 3,761,114 shares of our common stock from time to time. This prospectus generally describes LendingClub and the common stock that the selling stockholders may offer for sale. We will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may include additional risk factors or other special considerations applicable to our common stock being offered and may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The selling stockholders may sell their shares of common stock through any means described below under the heading “Plan of Distribution.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”
As used in this prospectus, except as the context requires otherwise, “LendingClub,” “Company,” “Registrant,” “we,” “us,” and “our,” refer to LendingClub Corporation, a Delaware corporation, and, where appropriate, its consolidated subsidiaries and consolidated variable interest entities (“VIEs”), including:
•Various wholly owned Delaware limited liability companies established to enter into warehouse credit agreements with certain lenders for secured credit facilities.
•Various entities established to facilitate loan sale transactions under LendingClub’s Structured Program, including sponsoring asset-backed securities transactions and Certificate Program transactions, where certain accredited investors and qualified institutional buyers have the opportunity to invest in senior and subordinated securities backed by a pool of unsecured personal whole loans.
•LC Trust I (the “LC Trust”), an independent Delaware business trust that acquires loans from LendingClub and holds them for the sole benefit of certain investors that have purchased trust certificates issued by the LC Trust and that are related to specific underlying loans for the benefit of the investor.

ABOUT LENDINGCLUB CORPORATION
LendingClub was incorporated in Delaware on October 2, 2006, and is the leading marketplace of unsecured personal loans in the United States. We operate the leading online lending marketplace platform that connects borrowers and investors. LendingClub provides tools that help Americans save money on their path to financial health through lower borrowing costs and a seamless, technology-driven user experience. Investors provide capital to enable the funding of loans in exchange for earning competitive risk adjusted returns. Our marketplace enables efficient credit decisioning, pricing, servicing and support operations. We operate fully online with no traditional branch infrastructure.
Our principal executive offices are located at 595 Market Street, Suite 200, San Francisco, CA, 94105. Our telephone number at that address is (415) 632-5600. Our common stock is listed on the NYSE under the symbol “LC.” Information contained on our website, www.lendingclub.com, does not constitute a part of this prospectus.
For additional information about our Company, please read the documents listed under the heading “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.
This prospectus incorporates by reference the documents listed below, and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any portion of such documents that have been “furnished” rather than “filed” for purposes of the Exchange Act) until all offerings under this Registration Statement are completed or terminated:
(a)our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020;
(b)our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 5, 2020; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 5, 2020;
(c)each of our Current Reports on Form 8-K filed with the SEC on February 19, 2020, February 26, 2020, March 16, 2020, March 23, 2020, March 30, 2020, April 21, 2020, May 5, 2020, June 1, 2020, June 25, 2020, August 4, 2020, September 22,

2020, October 7, 2020, November 4, 2020, December 15, 2020, January 19, 2021 and February 1, 2021;
(d)the description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on December 4, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock; and
(e)our Proxy Statement on Schedule 14A for the period ended December 31, 2019, filed with the SEC on April 14, 2020 (but only with respect to information incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019).
Any statement made in this prospectus or in any prospectus supplement or amendment or in a document incorporated by reference into this prospectus or in any prospectus supplement or amendment will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus.
You may request a copy of any or all of the reports or documents that have been incorporated by reference, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Investor Relations, 595 Market Street, Suite 200, San Francisco, CA 94105; telephone number (415) 632-5600; or emailed to ir@lendingclub.com. In addition, these reports or documents are also available on our website at www.lendingclub.com, specifically at https://ir.lendingclub.com/docs. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

AVAILABLE INFORMATION
We have filed with the SEC the Registration Statement with respect to the securities offered by this prospectus. This prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the Registration Statement and to its exhibits and schedules.
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

Our filings with the SEC are available to the public at the SEC’s website at http://www.sec.gov. These filings are also available to the public on, or accessible through, our website at https://ir.lendingclub.com/docs. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, statements regarding borrowers, credit scoring, our strategy, future operations, expected losses, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and our ability to obtain a bank charter and the impact on our business. You can identify these forward-looking statements by words such as “anticipate,” “appear,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “opportunity,” “plan,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or similar expressions.
These forward-looking statements include, among other things, statements about:
•the impact of the COVID-19 pandemic;
•our ability to effectuate and the effectiveness of certain strategy initiatives in light of COVID-19;
•the ability of our responses to mitigate adverse impacts, including on loan performance, arising in connection with COVID-19;
•our ability to integrate the acquisition of Radius;
•our ability to successfully navigate the current economic climate;
•our ability to sustain the business under adverse circumstances;
•our ability to attract and retain borrowers;
•the ability of borrowers to repay loans and the plans of borrowers;
•our ability to maintain investor confidence in the operation of our platform;
•the likelihood of investors to continue to, directly or indirectly, invest through our platform;
•our ability to secure new or additional sources of investor commitments for our platform;
•expected rates of return for investors;

•the effectiveness of our platform’s credit scoring models;
•our ability to innovate and the success of new product initiatives;
•the impact on the business from obtaining or adding bank functionality and a bank charter, and our becoming a bank holding company;
•our ability to resolve pending governmental inquiries and private litigation, and the terms of such resolution(s);
•the use of our own capital to purchase loans;
•maintaining liquidity and capital availability to support purchase of loans, contractual commitments and obligations (including repurchase obligations or other commitments to purchase loans), regulatory obligations to fund loans, and general strategic directives (such as with respect to product testing or supporting our Structured Program transactions, which include sponsoring asset-backed securitization transactions and Certificate Program transactions), and to support marketplace equilibrium across our platform;
•the impact of holding loans on, and our ability to, sell loans off our balance sheet;
•transaction fees or other revenue we expect to recognize after loans are issued by the issuing banks who originate loans facilitated through our platform;
•interest income on our loans invested in by us and the negative fair value adjustments on associated loans;
•our financial condition and performance, including the impact that management’s estimates have on our financial performance and the relationship between the interim period and full year results;
•our ability, and that of third-party vendors, to maintain service and quality expectations;
•capital expenditures;
•interest rate risk and credit performance associated with the outstanding principal balance of loans and other securities and their impact to investor returns and demand for our products;
•the impact of new accounting standards;
•the impact of pending litigation and regulatory investigations and inquiries;
•our compliance with applicable local, state and federal laws, regulations and regulatory developments or court decisions affecting our business;
•our compliance with contractual obligations or restrictions;

•investor, borrower, platform and loan performance-related factors that may affect our revenue;
•the potential adoption rates and returns related to new products and services;
•the potential impact of macro-economic developments that could impact the credit performance of our loans, notes, certificates and secured borrowings, and influence borrower and investor behavior;
•the effectiveness of our cost structure simplification efforts and ability to control our cost structure;
•our ability to develop and maintain effective internal controls;
•our ability to recruit and retain quality employees to support current operations and future growth;
•our ability to successfully relocate people and services;
•the impact of expense initiatives;
•our ability to manage and repay our indebtedness; and
•other risk factors listed from time to time in reports we file with the SEC.
We caution you that the foregoing list may not contain all of the forward-looking statements in this prospectus and the documents incorporated by reference herein. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and the documents incorporated by reference herein that could cause actual results or events to differ materially from forward-looking statements contained in this prospectus. Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
You should read this prospectus and the documents that we have filed as exhibits to the Registration Statement, of which this prospectus is a part, and the documents incorporated by reference herein completely and with the understanding that actual future results may be materially different from what we expect. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS
Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in each of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference into this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock included under this prospectus will be received by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus covers the offering for resale of up to an aggregate of 3,761,114 shares of common stock that may be offered and sold from time to time under this prospectus by the selling stockholders. The shares were issued to the selling stockholders in the Merger, which closed on February 1, 2021. Pursuant to Section 6.14 of the Merger Agreement, we are obligated to prepare and file this Registration Statement for the resale of the shares of common stock from time to time as permitted by Rule 415 promulgated under the Securities Act. The selling stockholders may elect to sell shares of common stock under this Registration Statement in an underwritten public offering.
The selling stockholders may sell all, some or none of the shares of common stock covered by this prospectus. Please read the section of this prospectus entitled “Plan of Distribution.” We will bear all costs, fees and expenses incurred in connection with the registration of the shares of common stock offered by this prospectus. Brokerage and underwriting commissions and similar selling expenses, if any, attributable to the sale of common stock will be borne by the selling stockholders.
We have prepared the table below, and the related footnotes thereto, based on information supplied to us by the selling stockholders and such information is as of February 1, 2021. We have not sought to verify such information. To our knowledge none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, other than as a result of the transactions contemplated by the Merger Agreement and that certain of the selling stockholders are or were employees of the successor of Radius after it was acquired by us. As the selling stockholders may elect to sell some or all of their shares of common stock, all of such shares of common stock received by the selling stockholders pursuant to the Merger Agreement have been included in this prospectus. Furthermore, as there are currently no agreements, arrangements or understandings with respect to the sale of any common stock that we are aware of, no estimate can be given as to the number of shares of such common stock available for resale hereunder that are expected to be held by the selling stockholders upon termination of this offering. We have, therefore, assumed for the purposes of the following table that the selling stockholders will sell all of their shares of common stock to be held by them pursuant to the Merger Agreement, and, accordingly, all of the underlying shares of common stock are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus.

In the table below, the percentage of outstanding shares is based on 88,707,510 shares of common stock outstanding as of January 28, 2021.

	Shares of common stock beneficially owned prior to offering		Shares of common stock being registered for resale	Shares of common stock beneficially owned after the completion of the offering
	Number	Percentage		Number	Percentage
Selling stockholders:
Patriot Financial Partners II, L.P.	760,010	*	760,010	—	—
Patriot Financial Manager, LP	1,771	*	1,771	—	—
Patriot Financial Partners Parallel II, L.P.	175,470	*	175,470	—	—
GCP Capital Partners LLC	1,771	*	1,771	—	—
Greenhill Capital Partners III L.P.	475,700	*	475,700	—	—
Greenhill Capital Partners (Cayman Islands) III L.P.	93,181	*	93,181	—	—
Greenhill Capital Partners (Employees) III L.P.	198,406	*	198,406	—	—
Greenhill Capital Partners (GHL) III L.P.	85,917	*	85,917	—	—
Endicott Management Company	1,771	*	1,771	—	—
Endicott Opportunity Partners IV, L.P.	935,480	1.05%	935,480	—	—
BayBoston Capital L.P.	290,945	*	290,945	—	—
Banc Fund IX L.P.	127,053	*	127,053	—	—
Centaur Partners V, LP	127,053	*	127,053	—	—
PF Euro Investments LLC	79,578	*	79,578	—	—
KCT20 LLC	104,177	*	104,177	—	—
Surgent, Jack	1,771	*	1,771	—	—
KCT Investment Partnership (Surgent family)	30,427	*	30,427	—	—
Cunningham, William	46,810	*	46,810	—	—
LKDJ Lending LLC	18,724	*	18,724	—	—
DiPiano, Michael	14,403	*	14,403	—	—
Devine, Frank	5,761	*	5,761	—	—
Butler, Michael	45,002	*	45,002	—	—
Malerba, James	39,789	*	39,789	—	—
Noble, Joann	8,191	*	8,191	—	—
Kopp, Brad	12,478	*	12,478	—	—

	Shares of common stock beneficially owned prior to offering		Shares of common stock being registered for resale	Shares of common stock beneficially owned after the completion of the offering
	Number	Percentage		Number	Percentage
Kozik, Robert	8,972	*	8,972	—	—
Lopez, Lisa	7,533	*	7,533	—	—
Rainie, Shep	4,680	*	4,680	—	—
Landstein, Robert	2,880	*	2,880	—	—
Gallion, Diane	4,962	*	4,962	—	—
Stuhlmiller, Dale	3,576	*	3,576	—	—
Heath, Doreen	575	*	575	—	—
Tremont, Chris	2,123	*	2,123	—	—
Peters, Philip	21,700	*	21,700	—	—
Griggs, Ardeth	4,681	*	4,681	—	—
Hodkinson, Sarah	2,006	*	2,006	—	—
Sitton, Liesl DBA Sitton Consulting, LLC	1,771	*	1,771	—	—
O'Leary, Steven	468	*	468	—	—
Piepenburg, Robert	1,170	*	1,170	—	—
Francesconi, Mark	1,031	*	1,031	—	—
Clarke, Charles	5,158	*	5,158	—	—
Lenahan, Michael	4,126	*	4,126	—	—
Granese, David	2,063	*	2,063	—	—
All selling stockholders	3,761,114	4.24%	3,761,114	—	—
(*)    Less than 1%.

The selling stockholders and intermediaries through whom shares are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares of common stock offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock is only a summary and is qualified in its entirety by reference to our restated certificate of incorporation (as amended to date, the “restated certificate of incorporation”) and amended and restated bylaws. Therefore, you should read carefully the more detailed provisions of our restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part.
Authorized Capital Stock
Our restated certificate of incorporation authorizes us to issue up to 180,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value

$0.01 per share. As of January 28, 2021, 88,707,510 shares of common stock were issued and outstanding and 37,420 shares of Series A Preferred Stock were issued and outstanding.
Common Stock
Common Stock Outstanding. Our common stock currently outstanding is fully paid and nonassessable.
Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation does not provide for cumulative voting for the election of directors. Accordingly, holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Pursuant to the provisions of our restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, vesting, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock
Automatic Conversion; Non-Redeemable
In connection with the execution of the Merger Agreement and in order to facilitate the regulatory approvals of the Merger, on February 18, 2020, LendingClub entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company issued 195,628 shares of Series A Preferred Stock, having the designations, relative rights, other preferences and limitations set forth in a Certificate of Designations that was filed with the Secretary of State of the State of Delaware (and attached to the Exchange Agreement). As described below, the shares of Series A Preferred Stock are automatically convertible, in certain circumstances when owned by a person other than its largest stockholder, Shanda Asset Management Holdings Limited and its affiliates (collectively, “Shanda”), into shares of LendingClub common stock based on the prevailing common stock to Series A Preferred Stock conversion ratio of 100:1.
Shares of Series A Preferred Stock will automatically convert, effective immediately after the consummation of a transfer of such shares to a person other than Shanda or any affiliate of Shanda provided that such transfer: (i) occurs as part of a widespread public distribution, including pursuant to Rule 144 under the Securities Act, (ii) constitutes a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of our voting securities (including pursuant to a related series of transfers), (iii) constitutes a transfer to a transferee that would control more than a majority of our voting securities (not including voting securities such person is acquiring from the transferor), or (iv) is a transfer to the Company.
The Series A Preferred Stock is not redeemable.
Dividend Payments
The Series A Preferred Stock is a class of equity security that ranks on parity with the common stock with respect to dividends. If a cash dividend is declared on the common stock, holders of Series A Preferred Stock are entitled to receive the same per share cash dividend as the holder of the number of shares of common stock into which the shares of Series A Preferred Stock would then be convertible would be entitled to receive.
Liquidation, Dissolution and Winding Up
In the event of a liquidation, dissolution or winding-up of the Company, the holders of the Series A Preferred Stock are entitled to receive, after any payment required to be made to the holders of any other series of preferred stock but before any payment is made to the holders of the common stock or other shares of capital stock of the Company ranking junior to the Series A Preferred Stock, an amount equal to $0.01 per share and, thereafter, the holders of Series A Preferred Stock shall participate on a pari passu basis with the common stock in an amount per share of Series A Preferred Stock equal to the amount that a holder of the number of shares of common stock into which the shares of Series A Preferred Stock would then be convertible would receive.
Reorganization Events; Repurchase of Common Stock
In the event of a Reorganization Event (as defined below) where holders of our common stock have their shares converted into cash, securities or other property, the holder of each share of the Series A Preferred Stock outstanding prior to such event will receive the securities, cash or property that the holder of the number of shares of common stock into which the shares of Series A Preferred Stock would then be convertible would receive in such a Reorganization Event, subject to certain limitations specified in the Certificate of Designation. Furthermore, the Company is prohibited from entering into any agreement for a transaction constituting a Reorganization Event unless such agreement entitles holders of the Series A Preferred Stock to receive the consideration provided for in Section 4 of the Certificate of Designation. A “Reorganization Event” means (i) any consolidation, merger or other similar business combination of the Company with or into another person, in each case pursuant to which our common stock will be converted into cash, securities or other property of the Company or another person; (ii) any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of the Company, or any subsidiary with assets in excess of 50% of the total assets of the Company, in each case pursuant to which our common stock will be converted into cash, securities or other property of the Company or another person; (iii) any change, including by reorganization or reclassification, of our common stock into securities, including securities other than our common stock; or (iv) any statutory exchange of the outstanding shares of our common stock for securities of another person (other than in connection with a consolidation, merger or acquisition).
If we make an offer to repurchase, or a tender offer for, shares of our common stock, we must also make a similar offer to holders of the Series A Preferred Stock.
Voting Rights
Except as expressly required by law, holders of Series A Preferred Stock do not have any voting rights other than the right to vote on any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of provisions in our restated certificate of incorporation or amended and restated bylaws that would significantly and adversely affect the rights, preferences or privileges of the Series A Preferred Stock. Upon the terms and subject to certain exceptions described in the Certificate of Designations, a Reorganization Event in which the Series A Preferred Stock is not converted into the type and amount of securities, cash and other property receivable in such Reorganization Event by a holder of the number of shares of common stock into which the share of the Series A Preferred Stock would then be convertible shall be deemed to be an event that significantly and adversely affects the rights, preferences or privileges of the Series A Preferred Stock, and the approval of any such Reorganization Event shall require the vote or consent of the holders of the Series A Preferred Stock.

Registration Rights
The Merger Agreement requires us to prepare and file this shelf registration statement on Form S-3 for the registration of the resale of the shares issued to the selling stockholders pursuant to the Merger Agreement.
Anti-Takeover Provisions
The provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could have the effect of preventing, delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Law
We are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets, with any interested stockholder, meaning a stockholder who, together with its affiliates and associates, owns or, within three years prior to the date of the transaction in which the person became an interested stockholder, did own 15% or more of the corporation’s outstanding voting stock, unless:
•the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts may be discouraged or prevented. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of outstanding common stock.

Certificate of Incorporation and Bylaws Provisions
Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:
•Board of Directors Vacancies. Our restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
•Classified Board. Our restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock is unable to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our amended and restated bylaws and restated certificate of incorporation provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, and also prohibits a stockholder or any other person from calling a special meeting. These provisions could delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from nominating directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s restated certificate of incorporation provides otherwise. Neither our restated certificate of incorporation nor our amended and restated bylaws provide for cumulative voting.
•Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.
•Amendment of Charter Provisions. Any amendment of the provisions in our restated certificate of incorporation described above would require approval by holders of at least two-thirds of our outstanding common stock.
•Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. Subsequent to December 31, 2020, our board of directors approved the designation of 200,000 shares of Series A Preferred Stock, par value $0.01 per share, and 600,000 shares of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). As of January 28, 2021, 37,420 shares of Series A Preferred Stock were issued and outstanding, and no shares of Series B Preferred Stock have been issued or are outstanding.
Listing
Our common stock is listed on the NYSE under the symbol “LC.”
Transfer Agent and Registrar
Our transfer agent for the common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by any of the selling stockholders as to any plan of distribution. Each selling stockholder will act independently of us in making its respective decisions with respect to the timing, manner and size of each and any sale. Subject to the terms and restrictions set forth in the Merger Agreement and applicable law, distributions of the shares of common stock by the selling stockholders, or by their respective partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such person or entity, or through underwriters, dealers, brokers or agents or on any exchange on which our common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:
•negotiated transactions;
•underwritten transactions;
•exchange distributions and/or secondary distributions;
•sales on a national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices;
•in the over-the-counter market;
•in private transactions other than exchange or quotation service transactions;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•broker-dealers agreeing with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•in hedging transactions, including, but not limited to:
◦transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;
◦options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or
◦loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares.
•through short sales, purchases or sales of put, call or other types of options (whether or not the options are listed on an options exchange), forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;
•through the distributions of the shares by the selling stockholder to its partners, members or stockholders;

•through offerings directly to one or more purchasers, including institutional investors;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
Additionally, the selling stockholders may elect to resell some or all of their shares of common stock in private transactions or in reliance upon Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.
Such transactions may be effected by the selling stockholders at fixed prices or prices subject to change, market prices prevailing at the time of sale, prices related to the prevailing market prices, or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the applicable selling stockholder and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.
In connection with sales of the securities under this prospectus, the selling stockholders may enter into derivative or hedging transactions with third parties, including broker-dealers or other financial institutions, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to third parties, including broker-dealers or other financial institutions, that in turn may sell them. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to a selling stockholder from the sale of the shares of common stock owned by it will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time under this prospectus (including pursuant to any applicable prospectus supplement or pricing supplement, as the case may be), or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the definition of “selling stockholder” to include the pledgee, transferee, donee or other successors in interest as the selling stockholder under this prospectus.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•the name(s) of any underwriters or agents and the amount of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholder from the sale;
•any delayed delivery arrangements;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.
Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to a selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the securities offered under this prospectus.
If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from a selling stockholder named in this prospectus after the effective date of this prospectus. See the section of this prospectus entitled “Selling Stockholders.”
Underwriters and Agents
    If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be named in the applicable prospectus supplement or pricing supplement, as the case may be.
    Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the applicable selling stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
    The selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. Each selling stockholder may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or such selling stockholder. These firms will remarket the offered securities upon purchasing them. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with a selling stockholder and its compensation.
    In connection with offerings made through underwriters or agents, each selling stockholder may enter into agreements with such underwriters or agents pursuant to which such selling stockholder receives outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the selling stockholder under these arrangements to close out any related open borrowings of securities.
Dealers
    The selling stockholders may sell the offered securities to dealers as principals. The selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholder at the time of resale. Dealers engaged by the selling stockholder may allow other dealers to participate in resales.
Direct Sales
    The selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers
    The selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
    A selling stockholder will enter into such delayed contracts only with institutional purchasers of which it approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
    The selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, a selling stockholder in the ordinary course of business, and may be also customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
    In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, San Francisco, California. Counsel for any underwriters, dealers, or agents will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from LendingClub’s Annual Report on Form 10-K and the effectiveness of LendingClub’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the issuance and distribution of the shares of common stock registered hereby. We are paying all expenses of the offering listed below. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay all underwriting discounts and selling commissions, if any. Other than the SEC registration fee, the amounts set forth below are estimates:

Amount to Be Paid
SEC registration fee	$4,592
Printing Expenses	–
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	20,000
Transfer Agent and Registrar Fees	–
Total	$49,592

Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Company’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of their fiduciary duties as a director, except liability:
•for any breach of the director’s duty of loyalty to the Company or its stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the DGCL (regarding, among other matters, unlawful dividends and stock repurchases or redemptions); or
•for any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the Company’s amended and restated bylaws provide that:

•the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Company may indemnify its other employees and agents as set forth in the DGCL;
•the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the amended and restated bylaws are not exclusive.
The Company entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding indemnification. There is no pending litigation or proceeding involving a director or officer of the Registrant for which indemnification is sought.
The Company maintains a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits and Financial Statement Schedules.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Agreement and Plan of Merger, dated as of February 18, 2020, by and among LendingClub Corporation, Radius Bancorp, Inc. and SC Sub I, Inc.	8-K	001-36771	2.1	February 19, 2020
3.1	Restated Certificate of Incorporation of LendingClub Corporation	8-K	000-54752	3.1	December 16, 2014
3.2	Certificate of Amendment of Restated Certificate of Incorporation of LendingClub Corporation, effective July 5, 2019	10-Q	001-36771	3.1	August 7, 2019
3.3	Amended and Restated Bylaws of the Company, effective March 22, 2018	8-K/A	001-36771	3.1	June 22, 2018
3.4	Certificate of Designations of the Series A Preferred Stock, as filed with the Secretary of State of Delaware on February 18, 2020	8-K	001-36771	3.1	February 19, 2020
3.5	Certificate of Designations of the Series B Preferred Stock, as filed with the Secretary of State of Delaware on February 18, 2020	8-K	001-36771	3.2	February 19, 2020
4.1	Form of Common Stock Certificate of LendingClub Corporation	10-Q	001-36771	4.1	November 6, 2019
4.2	Form of Series A Preferred Stock Certificate of LendingClub Corporation	10-Q	001-36771	4.2	May 6, 2020
5.1	Opinion of Morrison & Foerster LLP					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page)					X

Item 17. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, (1) that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on February 1, 2021.
LendingClub Corporation

By: /s/ Scott Sanborn
Name:    Scott Sanborn
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Sanborn and Thomas Casey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
S-1

Signature	Title	Date

/s/ Scott Sanborn	Chief Executive Officer and Director	February 1, 2021
Scott Sanborn

/s/ Thomas W. Casey	Chief Financial Officer and Director	February 1, 2021
Thomas W. Casey

/s/ Fergal Stack	Principal Accounting Officer	February 1, 2021
Fergal Stack

/s/ Susan Athey	Director	February 1, 2021
Susan Athey

/s/ Allan Landon	Director	February 1, 2021
Allan Landon

/s/ Timothy J. Mayopoulos	Director	February 1, 2021
Timothy J. Mayopoulos

/s/ Patricia McCord	Director	February 1, 2021
Patricia McCord

/s/ John C. Morris	Director	February 1, 2021
John C. Morris

/s/ Erin Selleck	Director	February 1, 2021
Erin Selleck

/s/ Simon Williams	Director	February 1, 2021
Simon Williams

/s/ Michael Zeisser	Director	February 1, 2021
Michael Zeisser

S-2